                                                                    EXHIBIT 99.2
                               ABLECO FINANCE LLC
                                 450 Park Avenue
                               New York, NY 10022

                                                                    May 30, 2001


Outsource International, Inc.
1690 South Congress Avenue
Delray Beach, Florida 33445

Attention:  Chief Financial Officer

                  Re:      WAIVER AND CONSENT

Gentlemen:

                  Reference is made to the Financing Agreement, dated as of August 15, 2000, as amended by the First Amendment dated as of November 8, 2000, the Second Amendment dated as of November 16, 2000 and the Third Amendment dated as of April 30, 2001 (as so amended, the "Financing Agreement"), by and among Outsource International, Inc. (the "Parent"), Outsource International of America, Inc. ("OIA"), Outsource Franchising, Inc. ("OFI"), Guardian Employer East, LLC ("Guardian East"), Guardian Employer West, LLC ("Guardian West" and together with the Parent, OIA, OFI and Guardian East, each a "Borrower" and collectively, the "Borrowers"), each Subsidiary of the Parent (other than a Borrower) whose name appears on the signature pages thereof (each a "Guarantor" and collectively, the "Guarantors"), the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and The CIT Group/Business Credit, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

                  You have requested that the Agents and the Lenders: (i) extend the date by which the first installment of the principal amount of the Term Loan A shall be due and payable from May 30, 2001 to June 30, 2001; (ii) permit all interest accruing on the outstanding principal amount of the Term Loan B during the period from May 30, 2001 through June 30, 2001, to be paid by capitalizing all such interest and adding such capitalized amount to the outstanding principal amount of the Term Loan B; and (iii) extend the date by which the Administrative Borrower must submit (a) the Fiscal Fourth Quarter Financial Statements from May 31, 2001 to June 30, 2001 and (b) the April 2001 Monthly Financial Statements from May 30, 2001 to June 30, 2001.

                  In consideration of your request and in accordance with
Section 12.02 of the Financing Agreement, the Collateral Agent, with the consent of the Required Lenders, hereby (i) extends the date by which the first installment of the principal amount of the Term Loan A shall be due and payable from May 30, 2001 to June 30, 2001; (ii) agrees that, notwithstanding anything to the contrary contained in the Financing Agreement, all interest accruing on the outstanding principal amount of the Term Loan B during the period from May 30, 2001 through June 30, 2001, shall be paid by capitalizing all such interest and adding such capitalized amount to the outstanding principal amount of the Term Loan B; and (iii) grants to the Administrative Borrower an extension of the date by which the Administrative Borrower must submit (a) the Fiscal Fourth Quarter 2001 Financial Statements from May 31, 2001 to June 30, 2001 and (b) the April 2001 Monthly Financial Statements from May 30, 2001 to June 30, 2001.

                  This letter agreement (i) shall become effective as of the date set forth above when signed by the Collateral Agent, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  This letter agreement (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by the law of the State of New York, without giving effect to the conflict of laws provisions thereof, (iii) shall be binding upon the parties and their respective successors and assigns, (iv) may not be relied upon or enforced by any other person or entity, and (v) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this letter agreement becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This letter agreement may be amended, modified or waived only in a writing signed by the parties hereto.

                                               Very truly yours,

                                               ABLECO FINANCE LLC, as
                                               Collateral Agent

                                               By: /s/ KEVIN GENDA
                                                  -----------------------------
                                                   Name: Kevin Genda
                                                   Title: Senior Vice President

Accepted and Agreed:

OUTSOURCE INTERNATIONAL, INC.,
as Administrative Borrower

By: /s/ MICHAEL A. SHARP
   ---------------------------------------------
     Name: Michael A. Sharp
     Title: EVP & CFO

cc:      Donn Beloff, Esq.
         Frederic Ragucci, Esq.